CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 10, 2013, relating to the financial statement of Eaton Vance Floating-Rate Income Plus Fund appearing in the Statement of Additional Information on Form N-2 of Eaton Vance Floating-Rate Income Plus Fund as of April 30, 2013 and incorporated by reference in the Prospectus and Statement of Additional Information included in Registration Statement No. 333-187767.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 25, 2013